UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
(Rule 14a-101)
SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934 (Amendment No. )

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Hess Corporation
(Name of Registrant as Specified In Its Charter)

ELLIOTT ASSOCIATES, L.P.

ELLIOTT INTERNATIONAL, L.P.

PAUL E. SINGER

ELLIOTT CAPITAL ADVISORS, L.P.

ELLIOTT SPECIAL GP, LLC

BRAXTON ASSOCIATES, INC.

ELLIOTT ASSET MANAGEMENT LLC

THE LIVERPOOL LIMITED PARTNERSHIP

LIVERPOOL ASSOCIATES LTD.

ELLIOTT INTERNATIONAL CAPITAL ADVISORS INC.

HAMBLEDON, INC.

ELLIOTT MANAGEMENT CORPORATION

RODNEY F. CHASE

HARVEY GOLUB

KARL F. KURZ

DAVID McMANUS

MARSHALL D. SMITH

WILLIAM B. BERRY

JONATHAN R. MACEY

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Elliott Associates, L.P. and Elliott International, L.P. made the following letter available on or about April 11, 2013 to shareholders of Hess Corporation:

Dear Fellow Hess Shareholder:

As a participant in a Hess retirement plan, you currently have the opportunity to cast your vote for nominees to the Hess Board of Directors.  Your vote is critically important and is CONFIDENTIAL.  We urge you to vote the GREEN proxy card in this year’s election in order to elect five independent, highly qualified Shareholder Nominees.

Elliott owns 4.52% of Hess stock, valued at over $1.1 billion.  Hess is our largest initial equity investment in our 36-year history.  We believe Hess is a Company with terrific assets and a bright future, but the Company has lacked appropriate governance from a Board that has been unwilling or unable to ask the right questions and take a clear-eyed look at its own record.

During a period when the Company has underperformed its peers by (460)%, John Hess has been paid a cumulative $195 million and listed by Forbes as one of the Top 25 Highest-Paid CEOs in 3 of the last 5 years.  Current directors have been paid $32 million over their tenure.  Moreover, John Hess’s family estate has paid $8 million directly to current and past Board members — including $3 million paid to Lead Independent Directors — creating what we believe is a troubling conflict of interest.

Shareholder Nominees will bring independence, deep experience and a willingness to acknowledge problems and fix them.  We urge all shareholders to vote their GREEN proxy card today for these Shareholder Nominees.

•                  Rodney Chase (former Deputy Group CEO, BP)

•                  Harvey Golub (former Chairman & CEO, American Express)

•                  Karl Kurz (former COO, Anadarko Petroleum)

•                  David McManus (former EVP, Pioneer Natural Resources)

•                  Marshall (Mark) Smith (current SVP & CFO, Ultra Petroleum)

Importantly, your vote is guaranteed to be confidential.  As required by your plan’s voting procedures, your vote is returned to an independent third party tabulator and plan participant votes are reported only in aggregate — not individually.

UNDER THE VOTING PROCEDURES IN PLACE,

HESS MANAGEMENT WILL NOT KNOW HOW A PLAN PARTICIPANT HAS VOTED.

We urge you to vote your GREEN proxy card today for these Shareholder Nominees.

Thank you.

Sincerely,

Elliott Associates & Elliott International

For more information, please visit our website at: www.reassesshess.com or contact our Proxy Solicitor Okapi Partners at (212) 297-0720, toll free: (877)796-5274 or via email at info@okapipartners.com

Additional Information

Elliott Associates, L.P. and Elliott International, L.P. (“Elliott”) filed a definitive proxy statement and an accompanying proxy card with the Securities and Exchange Commission on April 3, 2013 to be used to solicit proxies in connection with the 2013 Annual Meeting of Stockholders (including any adjournments or postponements thereof or any special meeting that may be called in lieu thereof) (the “2013 Annual Meeting”) of Hess Corporation (the “Company”). Information relating to the participants in such proxy solicitation is available in the definitive proxy statement filed by Elliott with the Securities and Exchange Commission on April 3, 2013 and in any amendments to that definitive proxy statement.  Stockholders are advised to read the definitive proxy statement and other documents related to the solicitation of stockholders of the Company for use at the 2013 Annual Meeting because they will contain important information, including additional information relating to the participants in such proxy solicitation. Elliott’s definitive proxy statement and a form of proxy will be mailed to stockholders of the Company. These materials and other materials filed by Elliott in connection with the solicitation of proxies will be available at no charge at the Securities and Exchange Commission’s website at www.sec.gov. The definitive proxy statement and other relevant documents filed by Elliott with the Securities and Exchange Commission will also be available, without charge, by directing a request to Elliott’s proxy solicitor, Okapi Partners, at its toll-free number (877) 796-5274 or via email at info@okapipartners.com.

Cautionary Statement Regarding Forward-Looking Statements

The information herein contains “forward-looking statements.” Specific forward-looking statements can be identified by the fact that they do not relate strictly to historical or current facts and include, without limitation, words such as “may,” “will,” “expects,” “believes,” “anticipates,” “plans,” “estimates,” “projects,” “targets,” “forecasts,” “seeks,” “could” or the negative of such terms or other variations on such terms or comparable terminology. Similarly, statements that describe our objectives, plans or goals are forward-looking. Our forward-looking statements are based on our current intent, belief, expectations, estimates and projections regarding the Company and projections regarding the industry in which it operates. These statements are not guarantees of future performance and involve risks, uncertainties, assumptions and other factors that are difficult to predict and that could cause actual results to differ materially. Accordingly, you should not rely upon forward-looking statements as a prediction of actual results and actual results may vary materially from what is expressed in or indicated by the forward-looking statements.

About Elliott Management:

Elliott’s two funds, Elliott Associates, L.P. and, Elliott International, L.P., together have more than $21 billion of assets under management. Founded in 1977, Elliott is one of the oldest hedge funds under continuous management. The Elliott funds’ investors include large institutions, high-net-worth individuals and families, and employees of the firm.